EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8               (No. 333-111012) of Nutra Pharma Corp. of our report dated April 3, 2004 with respect to our audit of the consolidated financial statements of Nutra Pharma Corp. as of and for the years ended December 31, 2003, 2002 and 2001 and for the period February 1, 2000 (inception) through December 31, 2003 included in this Amendment No.1 to Form 10-KSB/A for the year ended December 31, 2003.

Eisner LLP

New York, New York

May 6, 2004